UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

Guardian Pharmacy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42284	87-3627139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway SE
Suite 800 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 810-0089

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GRDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, Guardian Pharmacy Services, Inc. (the “Company”) announced that Kendall Forbes, who has served as Executive Vice President of Sales & Operations since the Company was founded in 2004, will retire from all positions with the Company effective July 1, 2026. Upon his retirement, Mr. Forbes has agreed to continue as an employee of the Company from July 1 through August 31, 2026 to assist with the transition of his duties.

The Company also announced on June 22, 2026, that upon Mr. Forbes’s retirement, and also effective as of July 1, 2026, David Morris will transition from his current role as Executive Vice President and Chief Financial Officer of the Company to the role of Executive Vice President, Chief Operating Officer. In connection with Mr. Morris’s transition to his new role, Will Mudd, who currently serves as Senior Vice President, Finance of the Company, has been appointed Senior Vice President and Chief Financial Officer of the Company, also effective as of July 1, 2026.

Mr. Morris, age 63, has served as Executive Vice President and Chief Financial Officer of the Company since our founding in 2004 and as a member of the Company’s board of directors since 2021. Prior to co-founding the Company, Mr. Morris served as Chief Financial Officer at Central Pharmacy from 1993 to 2001. Mr. Morris previously served as President of the PBM Division at Complete Health from 1991 to 1993 and served as a Certified Public Accountant at Ernst & Young LLP from 1985 to 1991. Mr. Morris received a B.S., Accounting from the University of Alabama.

Mr. Mudd, age 47, has served as Senior Vice President, Finance of the Company since 2012, overseeing all financial accounting and reporting, the Company’s complex revenue cycle management and total rewards (compensation & benefits) for the Company. Prior to joining Guadian, Mr. Mudd spent approximately ten years with the audit services group of a global public accounting firm servicing a broad range of clients, ranging from small, private equity backed private companies to mature public companies. Mr. Mudd earned his B.S. in Management with Accounting Concentration from Presbyterian College.

Upon his promotion to Chief Financial Officer, Mr. Mudd will continue to participate in the Company’s compensation programs upon terms commensurate with other executive officers of the Company. Mr. Mudd will not receive any additional compensation in connection with his promotion.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Morris or Mr. Mudd and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Morris or Mr. Mudd and any other person pursuant to which either Mr. Morris or Mr. Mudd was selected for their executive officer positions. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which either Mr. Morris or Mr. Mudd, or any member of their respective immediate families, had or will have an interest and is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

During the period from July 1, 2026 through August 31, 2026, in compensation for the transition services that he will provide, Mr. Forbes will be entitled to payment of one-half of his current monthly base salary, along with customary health and welfare benefits offered to similarly situated employees.

Item 7.01	Regulation FD Disclosure.

On June 22, 2026, the Company issued a press release announcing the management changes as described herein. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 22, 2026

GUARDIAN PHARMACY SERVICES, INC.

By:	/s/ Douglas Towns
Name:	Douglas Towns
Title:	Senior Vice President, General Counsel & Senior Compliance Officer, and Corporate Secretary